UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 12, 2013

MGIC Investment Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	1-10816	39-1486475
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MGIC Plaza, 250 East Kilbourn Avenue, Milwaukee, WI 53202

(Address of principal executive offices, including zip code)

(414) 347-6480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.                                        Entry into a Material Definitive Agreement.

On March 12, 2013, MGIC Investment Corporation (the “Company”) sold $500,000,000 aggregate principal amount of the Company’s 2.00% convertible senior notes due 2020 (the “Convertible Notes”).  The initial conversion rate for the Convertible Notes is 143.8332 shares of the Company’s common stock per $1,000 principal amount of Convertible Notes (equivalent to a conversion price of approximately $6.95 per share), subject to adjustment in certain events.  Holders may convert their Convertible Notes into shares of the Company’s common stock at their option prior to the close of business on the business day immediately preceding January 1, 2020 under certain circumstances described in the definitive prospectus supplement for the Convertible Notes and at any time on or after January 1, 2020 until the close of business on the second scheduled trading day immediately preceding the maturity date for the Convertible Notes of April 1, 2020.  Upon conversion, the Company will deliver on the third trading day following the relevant conversion date a number of shares of the Company’s common stock equal to (i)(A) the aggregate principal amount of the Convertible Notes to be converted divided by (B) $1,000, multiplied by (ii) the then applicable conversion rate for each $1,000 principal amount of the Convertible Notes.

The Convertible Notes were issued under the Indenture, dated October 15, 2000, between the Company and U.S. Bank National Association, as successor Trustee (the “Trustee”), as amended and supplemented (the “Indenture”), including by the Second Supplemental Indenture, dated March 12, 2013, between the Company and the Trustee (the “Supplemental Indenture”).  The Indenture provides for customary events of default and further provides that the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Convertible Notes may declare the Convertible Notes immediately due and payable upon the occurrence of certain events of default after the expiration of any applicable grace period.  In addition, in the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization relating to the Company or any of its significant subsidiaries, all outstanding Convertible Notes under the Indenture will become due and payable immediately.  The description of the Supplemental Indenture set forth above does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indenture filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.                                        Other Events.

On March 14, 2013, the Company sent notice to the holder of record of the Company’s 9% Convertible Junior Subordinated Debentures due 2063 (the “Debentures”) that the Company was terminating the optional deferral of interest on the Debentures that was scheduled to be paid on October 1, 2012.  The Company will pay such deferred interest, which including compound interest totals approximately $18.3 million, on April 1, 2013 from the net proceeds of the Company’s common stock offering that closed on March 12, 2013.  Also on April 1, 2013, the Company will pay the regular interest payment on the Debentures due on that date of approximately $17.5 million.

Item 9.01.                                        Financial Statements and Exhibits.

(a)                                 Not applicable.

(b)                                 Not applicable.

(c)                                  Not applicable.

(d)                                 Exhibits.  The following exhibit is being filed herewith:

(4.1)                       Second Supplemental Indenture, dated March 12, 2013, between MGIC Investment Corporation and U.S. Bank National Association, as successor Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION

Date: March 14, 2013	By:	/s/ Lisa M. Pendergast
Lisa M. Pendergast
Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

(4.1)	Second Supplemental Indenture, dated March 12, 2013, between MGIC Investment Corporation and U.S. Bank National Association, as successor Trustee.